THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAS BEEN TAKEN FOR INVESTMENT PURPOSES ONLY. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

IElement Corporation

CONVERTIBLE PROMISSORY NOTE

$200,000                                                                                                     December 12, 2007
                                  Dallas, TX

FOR VALUE RECEIVED, IElement Corporation (“Maker” or the “Company”) promises to pay to the order of Newsgrade Corporation, a Delaware corporation with an address at 8515 Seminole Street, Philadelphia, PA 19118 (the “Lender”), the principal sum of Two Hundred Thousand Dollars ($200,000), together with all accrued interest thereon, upon the terms and conditions specified below.

1. Interest.  Interest shall accrue and be payable monthly on the balance outstanding under this Note at the rate of 10.0% per annum, compounded monthly, or at the maximum rate allowed by law, whichever is lower.

2. Maturity.  The full principle balance and interest will become due and payable one year from the date hereof.

3. Payment.

(i).            Payment shall be made in lawful tender of the United Statesand shall be applied first to the payment of principal and then to all accrued and unpaid interest.  Prepayment of the principal balance of this Note, together with all accrued and unpaid interest on the portion of principal so prepaid, may be made in whole or in part at any time without penalty.

(ii).            In addition to its rights to convert all or a portion of the amounts due under this note into Maker equityper the terms of this note, Lender reserves the choice to require payment when due in the form of any ofthe TheRetirementSolution.com, Inc., (TRES) common stock which Maker may hold at or at any time after payment is due.  The exchange rate shall be one share of TRES common stock per .20 (twenty cents) of principal or interest owed to the Lenderby Maker.  In the event of a stock splitor dividendby TRES the shares would be adjusted accordingly.

4.            Events of Acceleration.  The entire unpaid principal balance of this Note, together with all accrued and unpaid interest, shall become immediately due and payable prior to the specified due date of this Note upon the occurrence of one or more of the following events:

(i) the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker; or

(ii) an acquisition of the Company (whether by merger, sale of all or substantially all of the Company’s assets or sale of more than fifty percent (50%) of the Company’s outstanding voting securities) by a third party; provided, however, that if the Pooling of Interest Method, as described in Accounting Principles Board Opinion No. 16, is used to account for the acquisition for financial accounting purposes, then acceleration of this Note shall not occur until the end of the sixty (60)-day period immediately following the close of the applicable transfer restriction period required under Accounting Series Release Numbers 130 and 135.

5.            Collection.  If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

6.     Waiver.  A waiver of any term of this Note or of any of the obligations secured thereby must be made in writing and signed by a duly-authorized officer of the Lender and any such waiver shall be limited to its express terms.

No delay by the Lender in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of a condition under this Note or the obligations secured thereby.

7.           Construction.  Each party acknowledges that it had the opportunity to have its legal counsel review this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

8.           Conflicting Agreements.  In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

9.           Governing Law.  This Note shall be construed in accordance with the laws of the State of Texaswithout resort to that State’s conflict-of-laws rules.

CONVERSION RIGHTS

a.  Subject to part (c) of this Conversion Rights provisions, the Lender hereof is entitled to purchase from IElement during the period of the Loan shares of IElement common stock, $.001 par value (the “Common Stock”) at a purchase price of $.004 per share subject to adjustment as described below, at any time commencing on the date of the Loan and ending on the repayment thereof.   Provided, however, that in no event shall the Lender be entitled to convert any portion of the Loan in excess of that portion of the Loan upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Lender and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Loan and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Loan with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Lender and its affiliates of more than 4.99% of the outstanding shares of Common Stock unless Lender has otherwise than through this conversion provision already acquired over 4.99% of Maker’s Common Stock.  In the case of the issuance of Common Stock, the consideration shall be deemed to be the amount of debt satisfied as a result thereof.

b.            The rights represented by this convertible Loan may be exercised at any time prior to repayment, in whole or in part, by the surrender of the Loan document at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Lender at the address of the Lender appearing on the books of the Company and request for the specified conversion. The Common Stock and the certificates for the Common Stock so purchased shall be delivered to the Lender within a reasonable time, not exceeding ten (10) business days, after the rights represented by the convertible Loan shall have been so exercised.

c.            Upon receipt of notice of conversion from Lender, the Company may, at its option, deliver to the Lender, a cash payment in the amount of the Loan being converted, plus any accrued and unpaid interest and plus 20% of the amount being converted in lieu of delivering Common Stock. In the event the Company makes such payment in lieu of delivering Common Stock, the balance of the Loan will be reduced only by the principal portion of the payment.

d.            Conversion Price Adjustments

The Conversion Price of the Loan shall be subject to adjustment from time to time as follows: In case IElement shall (i) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or (iv) enter into any transaction whereby the outstanding shares of Common Stock of IElement are at any time changed into or exchanged for a different number or kind of shares or other security of IElement or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number of Shares (or other securities for which such Shares have previously been exchanged or converted) subject to this Loan shall be made and the conversion price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the Lender of this Loan exercised after such date shall be entitled to receive the aggregate number and kind of shares of Common Stock which, if this Loanhad been exercised by such Lender immediately prior to such date, he would have been entitled to receive upon such dividend, distribution, subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization.  Such adjustment shall be made successively whenever any event listed above shall occur.

e.            IElement covenants and agrees that all Common Stock, which may be purchased hereunder, will, upon issuance and delivery against payment therefor of the requisite purchase price (or cancellation of debt) be duly and validly issued, fully paid and nonassessable. IElement further covenants and agrees that, during the periods within which the convertible Loan may be exercised, IElement will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Loan.

f.            The convertible Loan shall not entitle the Lender to any voting rights or other rights, including without limitation notice of shareholders meetings or other actions or receipt of dividends, as a stockholder of IElement.

g.            An Assignment of this Convertible Note shall be effected by the Lender by (i) executing a legally acceptable form of assignment and (ii) surrendering the Convertible Note for cancellation at the office or agency of the Company; whereupon the Company shall issue, in the name or names specified by the Lender (including the Lender), a new Convertible Note or Note(s), if partial assignment, of like tenor and representing in the aggregate rights to purchase the same number of Shares as are purchasable hereunder at such time.

h.            The Company covenants and agrees that all Shares, which may be purchased hereunder, will, upon issuance and delivery against payment therefor of the requisite purchase price (or cancellation of debt) be duly and validly issued, fully paid and nonassessable. The Company further covenants and agrees that, during the periods within which the Convertible Note may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the Convertible Note.

i.            The Convertible Note shall not entitle the Lender to any voting rights or other rights, including without limitation notice of shareholders meetings or other actions or receipt of dividends, as a stockholder of the Company

Signatures.

IELEMENT CORPORATION                                                                                      IELEMENT CORPORATION

“MAKER”                                                                            “LENDER”

________________________                                                                            _____________________________

By: Ivan Zweig                                                                            By: Carl Shaifer

Its: ____________________                                                                                      Its:___________________________

Dated:________________________                                                                                      Dated:________________________

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